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                                                                    Exhibit G(3)

John Hancock Variable Series Trust I
Michele G. Van Leer
Chairman and Chief Executive Officer

[LOGO OF JOHN HANCOCK(R)]
Financial Services

                                                                  April 30, 2004

State Street Bank and Trust Company
Lafayette Corporate Center
Legal Division LCC/2S
2 Avenue de Lafayette
Boston, MA 02111
Attention: Jean Carr

Re:  Amended and Restated Custodian Agreement ("Agreement")
     dated as of January 30, 1995, as amended
     ---------------------------------------------------------

Gentlemen:

     This letter will memorialize our mutual agreement to amend the Agreement, effective May 1, 2004, to reflect name changes for the following six funds:

..  Mid Cap Growth Fund (formerly Small/Mid Cap Growth Fund);

..  Overseas Equity B Fund (formerly International Opportunities Fund);

..  Mid Cap Value B Fund (formerly Small/Mid Cap CORE Fund):

..  Overseas Equity C Fund (formerly Emerging Markets Equity Fund);

..  Large Cap Growth B Fund (formerly Large Cap Aggressive Growth Fund); and

..  Fundamental Value B Fund (formerly Large Cap Value CORE Fund).

     We have also updated the list of current sub-advisers to all Funds.

     Please substitute copies of the attached Appendix A for the old copies of Appendix A in your files. Kindly acknowledge receipt of this letter and the attachment, and your agreement with the terms hereof, by signing and returning the duplicate of this letter. Thank you.

                                          Sincerely,

                                          JOHN HANCOCK VARIABLE SERIES TRUST I

                                          --------------------------------------

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                                          Michele G. Van Leer
                                          Chairman and CEO

Received and agreed to:
STATE STREET BANK AND TRUST COMPANY


By:
   -----------------------------------
            Joseph L. Hooley
         Executive Vice President

                                   APPENDIX A
                               (As of May 1, 2003)
                                       to
                    AMENDED AND RESTATED CUSTODIAN AGREEMENT
                    dated as of January 30, 1995, as amended

             Name of Fund                           Fund Sub-Manager(s)
--------------------------------------    --------------------------------------
 1. International Equity Index            SSgA Funds Management, Inc.
 2. Mid Cap Growth (formerly              Wellington Management Company, LLP
    "Small/Mid Cap Growth")
 3. Small Cap Growth                      Wellington Management Company, LLP
 4. Small Cap Emerging Growth             Wellington Management Company, LLP
 5. Earnings Growth                       Fidelity Management & Research Company
 6. Overseas Equity                       Capital Guardian Trust Company
 7. Overseas Equity B(formerly            Capital Guardian Trust Company
    "International Opportunities")
 8. Large Cap Value                       T. Rowe Price Associates, Inc.
 9. Global Bond                           Capital Guardian Trust Company
10. Equity Index                          SSgA Funds Management, Inc.
11. Managed                               Independence Investment LLC and
                                          Capital Guardian Trust Company
12. Money Market                          Wellington Management Company, LLP
13. Large Cap Growth                      Independence Investment LLC
14. Growth & Income                       Independence Investment LLC and
                                          T. Rowe Price Associates, Inc.
15. Real Estate Equity                    RREEF American L.L.C. and Van Kampen
16. Short-Term Bond                       Independence Investment LLC
17. Active Bond                           John Hancock Advisers, LLC., Pacific
                                          Investment Management Company LLC and
                                          Declaration Management & Research
                                          Company
18. Mid Cap Value B (formerly             T. Rowe Price Associates, Inc.
    "Small/Mid Cap CORE")
19. High Yield Bond                       Wellington Management Company, LLP
20. Bond Index                            Standish Mellon Asset Management
                                          Company LLC
21. Overseas Equity C (formerly           Capital Guardian Trust Company
    "Emerging Markets Equity"
22. Large Cap Growth B (formerly          Independence Investment LLC
    "Large Cap Aggressive Growth")
23. Small Cap Value                       T. Rowe Price Associates, Inc. and
                                          Wellington Management Company, LLP
24. Fundamental Value B (formerly         Wellington Management Company, LLP
    "Large Cap Value CORE")

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25. Fundamental Growth                    Independence Investment LLC
26. Fundamental Value                     Wellington Management Company, LLP
27. Health Sciences                       Wellington Management Company, LLP
28. Mid Cap Value                         T. Rowe Price Associates, Inc.
29. Financial Industries                  John Hancock Advisors, LLC
30. Total Return Bond                     Pacific Investment Management Company
                                          LLC